BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip:   09248D104

Ticker: BUI

Record Date	January 15, 2019
Pay Date	January 31, 2019

Distribution Amount per share	$0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.077483	64%	$0.077483	64%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.043517	36%	$0.043517	36%
Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.121000	100%	$0.121000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on December 31, 2018				5.62%

Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2018				7.65%

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2018				-4.40%

Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2018				0.64%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Utilities, Infrastructure & Power Opportunities Trust

Cusip: 09248D104

Ticker: BUI

Record Date	February 15, 2019
Pay Date	February 28, 2019

Distribution Amount per share	$0.121000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.042368	35%	$0.119820	50%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.078632	65%	$0.122180	50%
Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.121000	100%	$0.242000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2019				6.68%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2019				7.34%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2019				5.92%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2019				0.61%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052